Exhibit (d)(1)(i)(A)(ix)

AMENDMENT NO. 8

TO THE

INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT NO. 8 to the Investment Management Agreement (“Amendment No. 8”), effective as of October 21, 2013 between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Equitable Funds Management Group, LLC, a limited liability corporation organized in the State of Delaware (“FMG LLC” or “Manager”).

The Trust and FMG LLC agree to modify and amend the Investment Management Agreement, dated as of May 1, 2011, as amended (“Agreement”), as follows:

1.	New Portfolios. The Trust hereby appoints FMG LLC as the investment manager of the following new Portfolios:

EQ/Energy ETF Portfolio

EQ/Low Volatility Global ETF Portfolio

EQ/Convertible Securities Portfolio

AXA SmartBeta™ Equity Portfolio

(collectively, the “New Portfolios”)

on the terms and conditions contained in the Agreement.

2.	Duration of Agreement.

a.	Except as noted in subsection (b) below, with respect to each Portfolio specified in Appendix A to the Agreement (except as provided below), the Agreement will continue in effect another 12 months beyond August 31, 2013 and may be continued thereafter pursuant to subsection (c) below.

b.	With respect to the New Portfolios, the Agreement will continue in effect for two years after the effective date of Amendment No. 8 and may be continued thereafter pursuant to subsection (c) below.

c.	With respect to each Portfolio, the Agreement shall continue in effect annually after the date specified in subsection (a) or (b), as the case may be, only so long as such continuance is specifically approved at least annually by a majority of the Trustees who are not a party to the agreement or interested persons (as defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”) by a vote cast in person at a meeting called for the purpose of voting on such approval, and by either the Board of Trustees or a vote of a majority of the outstanding shares of the Portfolio. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the 1940 Act) vote to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement, or (b) all the Portfolios of the Trust.

3.	Appendix A: Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which FMG LLC is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto; and

4.	Appendix B: Appendix B to the Agreement, which sets forth the fees payable to FMG LLC with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 8 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chairman, Chief Executive Officer and President

APPENDIX A

AMENDMENT NO. 8 TO

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

ATM International Portfolio

ATM Large Cap Portfolio

ATM Mid Cap Portfolio

ATM Small Cap Portfolio

AXA Tactical Manager 2000 Portfolio

AXA Tactical Manager 400 Portfolio

AXA Tactical Manager 500 Portfolio

AXA Tactical Manager International Portfolio

EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio

EQ/AllianceBernstein Short-Term Bond Portfolio

EQ/AllianceBernstein Short Duration Government

      Bond Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/AXA Franklin Small Cap Value Core Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Core Bond Index Portfolio

EQ/Davis New York Venture Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Equity Growth PLUS Portfolio

EQ/Franklin Core Balanced Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Global Multi-Sector Equity Portfolio

EQ/High Yield Bond Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core PLUS Portfolio

EQ/International Equity Index Portfolio

EQ/International ETF Portfolio

EQ/International Value PLUS Portfolio

EQ/Invesco Comstock Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Mid Cap Growth Portfolio

EQ/Mutual Large Cap Equity Portfolio

EQ/Natural Resources PLUS Portfolio

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Real Estate PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/Templeton Global Equity Portfolio

EQ/Wells Fargo Omega Growth Portfolio

EQ/Energy ETF Portfolio

EQ/Low Volatility Global ETF Portfolio

EQ/Convertible Securities Portfolio

AXA SmartBeta™ Equity Portfolio

APPENDIX B

AMENDMENT NO. 8 TO

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets)
Index Portfolios	First $4 Billion	Next $4 Billion	Next $2 Billion	Thereafter
EQ/Calvert Socially Responsible	0.500%	0.490%	0.480%	0.470%
EQ/Common Stock Index	0.350%	0.340%	0.330%	0.320%
EQ/Core Bond Index	0.350%	0.340%	0.330%	0.320%
EQ/Equity 500 Index	0.250%	0.240%	0.230%	0.220%
EQ/Intermediate Government Bond	0.350%	0.340%	0.330%	0.320%
EQ/International Equity Index	0.400%	0.390%	0.380%	0.370%
EQ/Large Cap Growth Index	0.350%	0.340%	0.330%	0.320%
EQ/Large Cap Value Index	0.350%	0.340%	0.330%	0.320%
EQ/Mid Cap Index	0.350%	0.340%	0.330%	0.320%
EQ/Small Company Index	0.250%	0.240%	0.230%	0.220%

(as a percentage of average daily net assets)
ETF Portfolio	First $4 Billion	Next $4 Billion	Next $2 Billion	Thereafter
EQ/International ETF	0.400%	0.390%	0.380%	0.370%
EQ/Energy ETF	0.500%	0.490%	0.480%	0.470%
EQ/Low Volatility Global ETF	0.500%	0.490%	0.480%	0.470%

(as a percentage of average daily net assets)
Money Market Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Money Market	0.350%	0.325%	0.280%	0.270%	0.250%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
AXA SmartBeta™ Equity	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/AllianceBernstein Dynamic Wealth Strategies	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AXA Franklin Small Cap Value Core	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/BlackRock Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Davis New York Venture	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Franklin Core Balanced	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Global Multi-Sector Equity	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Invesco Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/JPMorgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Lord Abbett Large Cap Core	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Mutual Large Cap Equity	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Morgan Stanley Mid Cap Growth	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Oppenheimer Global	0.950%	0.900%	0.875%	0.850%	0.825%
EQEQ/Templeton Global Equity	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Wells Fargo Omega Growth	0.650%	0.600%	0.575%	0.550%	0.525%

(as a percentage of average daily net assets)
Equity Portfolio	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/AllianceBernstein Small Cap Growth	0.550%	0.500%	0.475%	0.450%	0.425%

(as a percentage of average daily net assets)
PLUS Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Emerging Markets Equity PLUS	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Equity Growth PLUS	0.500%	0.450%	0.425%	0.400%	0.375%
EQ/International Core PLUS	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/International Value PLUS	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Mid Cap Value PLUS	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Large Cap Growth PLUS	0.500%	0.450%	0.425%	0.400%	0.375%
EQ/Large Cap Core PLUS	0.500%	0.450%	0.425%	0.400%	0.375%
EQ/Large Cap Value PLUS	0.500%	0.450%	0.425%	0.400%	0.375%
EQ/Natural Resources PLUS	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Real Estate PLUS	0.550%	0.500%	0.475%	0.450%	0.425%

(as a percentage of average daily net assets)
PLUS Portfolios	First $4 Billion	Next $4 Billion	Thereafter
EQ/Global Bond PLUS	0.550%	0.530%	0.510%
EQ/Quality Bond PLUS	0.400%	0.380%	0.360%

(as a percentage of average daily net assets)
	First $2 Billion	Next $2 Billion	Thereafter
Fixed Income Portfolios
EQ/AllianceBernstein Short-Term Bond	0.450%	0.430%	0.410%
EQ/AllianceBernstein Short Duration Government Bond	0.450%	0.430%	0.410%

(as a percentage of average daily net assets)
Fixed Income Portfolios	First $4 Billion	Next $4 Billion	Thereafter
EQ/Convertible Securities	0.700%	0.680%	0.660%
EQ/High Yield Bond	0.600%	0.580%	0.560%

(as a percentage of average daily net assets)
Fixed Income Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/PIMCO Global Real Return	0.600%	0.575%	0.550%	0.530%	0.520%

(as a percentage of average daily net assets)
	First $3 Billion	Next $4 Billion	Next $3 Billion	Thereafter
Tactical Portfolios
ATM International	0.450%	0.430%	0.410%	0.400%
ATM Large Cap	0.450%	0.430%	0.410%	0.400%
ATM Mid Cap	0.450%	0.430%	0.410%	0.400%
ATM Small Cap	0.450%	0.430%	0.410%	0.400%
AXA Tactical Manager 2000	0.450%	0.430%	0.410%	0.400%
AXA Tactical Manager 400	0.450%	0.430%	0.410%	0.400%
AXA Tactical Manager 500	0.450%	0.430%	0.410%	0.400%
AXA Tactical Manager International	0.450%	0.430%	0.410%	0.400%